UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2019

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, the Board of Directors (the “Board”) of Abeona Therapeutics Inc. (the “Company”) appointed Christine Berni Silverstein, its Senior Vice President, Finance & Investor Relations, as Chief Financial Officer of the Company effective January 8, 2019 (the “Effective Date”). In such role, Ms. Silverstein is replacing Stephen B. Thompson, the Company’s previous principal financial officer, who retired effective December 31, 2018, as disclosed in its Current Report on Form 8-K/A filed on October 5, 2018.

Ms. Silverstein, age 36, previously served as the Company’s Senior Vice President, Finance & Investor Relations since May 2016. From 2014 through April 2016, Ms. Silverstein served as Head of Investor Relations at Relmada Therapeutics, Inc., a clinical stage specialty pharmaceutical company. From 2013 to 2014, Ms. Silverstein served as a managing director at SCO Financial Group, a New York-based corporate advisory firm, where she drove strategy on capital formation and business development opportunities for portfolio companies. Ms. Silverstein began her career as an investment advisor at Royal Alliance Associates, Inc. in 2003, and from 2006 to 2010 led teams at corporate advisory firms The Investor Relations Group and Corporate Profile, LLC. A member of the National Investor Relations Institute, Ms. Silverstein holds a B.S. from the Peter Tobin College of Business, St. John’s University.

In her new role as Chief Financial Officer, Ms. Silverstein will receive an annual base salary of $350,000 and will be eligible for an annual discretionary bonus with a target of 30% of her annual base salary. Subject to approval of the Board’s Compensation Committee at its first regularly scheduled meeting after the Effective Date, Ms. Silverstein will be granted stock options to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on the one-year anniversary of the Effective Date and the remaining 75% vesting in 36 equal monthly installments thereafter. Ms. Silverstein will be eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent she is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.

Additionally, on January 7, 2019, the Board appointed Edward Carr as Chief Accounting Officer effective on the Effective Date. Mr. Carr has been serving as the Company’s Vice President, Controller and principal accounting officer since November 26, 2018. The Company announced Mr. Carr’s appointment as Vice President, Controller in its Current Report on Form 8-K filed on November 9, 2018. Mr. Carr’s compensation has not changed as a result of his appointment as Chief Accounting Officer.

Item 7.01	Regulation FD Disclosure.

On January 8, 2019, the Company issued a press release announcing the appointment of Ms. Silverstein and Mr. Carr to serve as the Company’s Chief Financial Officer and Chief Accounting Officer, respectively. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit related hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated January 8, 2019, by and between Abeona Therapeutics Inc. and Christine Berni Silverstein
99.1	Press Release dated January 8, 2019, entitled “Abeona Therapeutics Strengthens Financial Leadership with New Executive Appointments”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Neena M. Patil
	Name:	Neena M. Patil
	Title:	General Counsel and Secretary

Date: January 10, 2019